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                                                     Registration No. 33-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                             WESTERN SIERRA BANCORP
             (Exact Name of Registrant as Specified in its Charter)

                     CALIFORNIA                           68-0390121
         -------------------------------              ------------------
         (State or Other Jurisdiction of              (I.R.S. Employer
          Incorporation or Organization)             Identification No.)

       3350 COUNTRY CLUB DRIVE, SUITE 202, CAMERON PARK, CALIFORNIA 95682
                    (Address of Principal Executive Offices)

        SENTINEL SAVINGS AND LOAN ASSOCIATION INCENTIVE STOCK OPTION PLAN
            SENTINEL SAVINGS & LOAN, FSLA INCENTIVE STOCK OPTION PLAN
                SENTINEL SAVINGS AND LOAN 1996 STOCK OPTION PLAN
                 SENTINEL COMMUNITY BANK 1999 STOCK OPTION PLAN
                            (Full Title of the Plans)

               GARY D. GALL, PRESIDENT AND CHIEF EXECUTIVE OFFICER
       3350 COUNTRY CLUB DRIVE, SUITE 202, CAMERON PARK, CALIFORNIA 95682
                     (Name and Address of Agent for Service)

                                 (530) 677-5600
          (Telephone Number, including Area Code, of Agent for Service)

                                    Copy to:
                           Laura Dean-Richardson, Esq.
                        Gary Steven Findley & Associates
              1470 North Hundley Street, Anaheim, California 92806
                                 (714) 630-7136

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
Title of Each Class        Amount          Proposed Maximum             Proposed Maximum            Amount of
 Of Securities To           To Be           Offering Price                 Aggregate              Registration
  Be Registered          Registered(a)       Per Share(b)               Offering Price                Fee
--------------------------------------------------------------------------------------------------------------------
Common stock            116,481 Shares         $11.125                   $1,295,851                $342.11
(No Par Value)

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

(a) The number of shares being registered is the number of shares issuable under the Sentinel Savings and Loan Association Incentive Stock Option Plan (the "1983 Plan") the Sentinel Savings & Loan, FSLA Incentive Stock Option Plan (the "1993 Plan"), the Sentinel Savings and Loan 1996 Stock Option Plan (the "1996 Plan") and the Sentinel Community Bank 1999 Stock Option Plan (the "1999 Plan") (collectively the "Plans"). There are 7,491 shares issuable under the 1983 Plan; 47,721 shares issuable under the 1993 Plan; 44,073 shares issuable under the 1996 Plan; and 17,196 shares issuable under the 1999 Plan. Because of certain events specified in the Plans, an indeterminate number of shares may additionally become subject to issuance under the Plans.
(b) Estimated pursuant to Rule 457(h) solely for the purpose of computing the registration fee, utilizing $11.125 as the average of the bid and asked price of Western Sierra Bancorp's common stock as of November 7, 2000.

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                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

Western Sierra Bancorp (the "Registrant") hereby incorporates by reference the documents listed below. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

(a) The Registrant's annual report filed on Form 10-KSB for the year ended December 31, 1999.

(b) The Registrant's quarterly reports filed on Form 10-QSB for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

(c) The description of the Registrant's common stock is contained in its Registration Statement on Form S-4, file number 333-66675.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that another statement contained herein or in any other document subsequently filed, which also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles of Incorporation and Bylaws of the Registrant provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by California law including the use of an indemnity agreement. The Registrant's Articles further provide for the elimination of director liability for monetary damages to the maximum extent allowed by California law. The indemnification law of the State of California generally allows indemnification in matters not involving the right of the corporation, to an agent of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. California law, with respect to matters involving the right of a corporation, allows indemnification of an agent of the corporation, if such person acted in good faith, in a manner such


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person believed to be in the best interests of the corporation and its shareholders; provided that there shall be no indemnification for: (i) amounts paid in settling or otherwise disposing of a pending action without court approval; (ii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval; (iii) matters in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the proceeding is or was pending shall determine that such person is entitled to be indemnified; or (iv) other matters specified in the California General Corporation Law.

The Registrant's Bylaws provide that the Registrant shall to the maximum extent permitted by law have the power to indemnify its directors, officers and employees. The Registrant's Bylaws also provide that the Registrant shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them and incurred by any of them, whether or not the Registrant would have the power to indemnify them against such liability under the provisions of applicable law or the provisions of the Registrant's Bylaws. Each of the directors and executive officers of the Registrant has an indemnification agreement with the Registrant that provides that the Registrant shall indemnify such person to the full extent authorized by the applicable provisions of California law and further provide advances to pay for any expenses which would be subject to reimbursement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.  EXHIBITS

 5.1   Opinion re: Legality
23.1   Consent of Perry-Smith LLP
99.1   Sentinel Savings and Loan Association Incentive Stock Option Plan
99.2   Sentinel Savings & Loan, FSLA Incentive Stock Option Plan
99.3   Sentinel Savings and Loan 1996 Stock Option Plan
99.4   Sentinel Community Bank 1999 Stock Option Plan

ITEM 9.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;


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         (iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cameron Park, State of California, on November 21, 2000.

                                      WESTERN SIERRA BANCORP




                                      /s/ Gary D. Gall
                                      -----------------------------------------

                                      Gary D. Gall
                                      President & CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



 /s/ Gary D. Gall               , Director and Principal      November 21, 2000
--------------------------------  Executive Officer
Gary D. Gall



 /s/ Joseph A. Surra            , Chairman                    November 21, 2000
--------------------------------
Joseph A. Surra



 /s/ Charles W. Bacchi          , Director                    November 21, 2000
--------------------------------
Charles W. Bacchi



 /s/ Barbara L. Cook            , Director                    November 21, 2000
--------------------------------
Barbara L. Cook



 /s/ Kirk Doyle                 , Director                    November 21, 2000
--------------------------------
Kirk Doyle


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 /s/ William J. Fisher          , Director                    November 21, 2000
--------------------------------
William J. Fisher



 /s/ Richard L. Golemon         , Director                    November 21, 2000
--------------------------------
Richard L. Golemon



 /s/ John H. Helms              , Director                    November 21, 2000
--------------------------------
John H. Helms



 /s/ Howard "Skip" Jahn          , Director                   November 21, 2000
--------------------------------
Howard "Skip" Jahn



 /s/ Thomas Manz                , Director                    November 21, 2000
--------------------------------
Thomas Manz



 /s/ Harold S. Prescott, Jr.    , Director                    November 21, 2000
--------------------------------
Harold S. Prescott, Jr.



 /s/ Darol B. Rasmussen         , Director                    November 21, 2000
--------------------------------
Darol B. Rasmussen



 /s/ Osvaldo I. Scariot         , Director                    November 21, 2000
--------------------------------
Osvaldo I. Scariot



 /s/ Richard C. Seeba            , Director                   November 21, 2000
--------------------------------
Richard C. Seeba


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 /s/ Howard "Bud" Van Lente      , Director                   November 21, 2000
--------------------------------
Howard "Bud" Van Lente



 /s/ Lesa Fynes                  , Principal Financial        November 21, 2000
--------------------------------   Officer
Lesa Fynes



 /s/ Alan J. Kleinert            , Director                   November 21, 2000
--------------------------------
Alan J. Kleinert



 /s/ Lary Davis                  , Director                   November 21, 2000
--------------------------------
Lary Davis



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                                  EXHIBIT INDEX

                                                                   Sequentially
Exhibit                                                              Numbered
Number                Description                                      Page
-------               ------------                                 ------------
 5.1                  Opinion re: Legality

23.1                  Consent of Perry-Smith LLP

99.1                  Sentinel Savings and Loan Association
                       Incentive Stock Option Plan

99.2                  Sentinel Savings & Loan, FSLA
                       Incentive Stock Option Plan

99.3                  Sentinel Savings and Loan
                       1996 Stock Option Plan

99.4                  Sentinel Community Bank
                       1999 Stock Option Plan


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